LOCK-UP AGREEMENT

     This AGREEMENT (the "Agreement") is made as of the 27th day of March, 2000, between the undersigned former stockholder (the "Undersigned") of PC Workstation Rentals, Inc. d/b/a PWR Systems, a New York corporation ("PWR"), and Vizacom Inc., a Delaware corporation (the "Company").

     NOW, THEREFORE, for good and valuable consideration, including the agreements by certain other former stockholders of PWR to be similarly bound, the sufficiency and receipt of which consideration are hereby acknowledged, the Undersigned agrees as follows:

     1. Background. The Undersigned acknowledges that the Company has required, and PWR has agreed to assist the Company in obtaining, agreements from all former stockholders of PWR, to refrain from selling certain quantities of securities of the Company for a period of up to twenty-four (24) months following the completion of the merger (the "Merger") of PWR with and into PWR Acquisition Corp. ("PWRAC"), a Delaware corporation and a wholly owned subsidiary of the Company, pursuant to the Agreement and Plan of Merger, (the "Merger Agreement") dated as of February 28, 2000, among the Company, PWR, PWRAC, among others. To induce the Company to proceed with the Merger, other stockholders of PWR to make similar agreements, and as a condition to the closing of the Merger, the Undersigned has entered into this Agreement.

     2. Restriction. The Undersigned hereby agrees that from the date of the closing (the "Closing Date") of the Merger to and including a date twenty-four
(24) months thereafter, the Undersigned will not directly or indirectly issue, offer to sell, grant an option for the sale of, assign, transfer, pledge, hypothecate or otherwise encumber or dispose of any shares of common stock, par value $.001 per share, of the Company (the "Common Stock"), including any shares of Common Stock acquired pursuant to Section 1.6(a)(ii) or 1.12 of the Merger Agreement, or securities convertible into, exercisable or exchangeable for or evidencing any right to purchase or subscribe for any shares of Common Stock (either pursuant to Rule 144 under the Securities Act of 1933, as amended, or otherwise) or dispose of any beneficial interest therein without the prior written consent of the President of the Company, except that the Undersigned may sell in brokerage transactions in the aggregate (a) up to ten percent (10%) of the shares of Common Stock then owned beneficially or of record (the "Stock") during the period from six (6) months after the Closing Date until twelve (12) months thereafter, (b) an additional ten (10%) percent of the Stock then owned during the period from twelve (12) months after the Closing Date until eighteen
(18) months thereafter, (c) an additional ten (10%) of the Stock then owned during the period from eighteen (18) months after the Closing Date until twenty-four (24) months thereafter, and (d) any remaining Stock after the second anniversary of the Closing Date. The Undersigned further agrees that the Company is authorized to place "stop orders" on its books to prevent any transfer of securities of the Company by the Undersigned in violation of this Agreement. Notwithstanding the foregoing, the shares of Common Stock (x) underlying the Convertible Promissory Note

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in  the  principal  amount  of  $250,000  issued  to  the  Undersigned  by   the
Company on the Closing Date or (y) issued pursuant to Section 5.14 of the Merger Agreement, shall not be covered by this restriction nor be included in making the 10% computations above.

     3. Reliance by the Company, Underwriters and Other Stockholders. The Undersigned acknowledges that the Company is relying upon the agreements of the Undersigned contained herein, and that the failure of the Undersigned to perform the agreements contained herein could have a detrimental effect upon any proposed offering. Accordingly, the Undersigned understands and agrees that the Undersigned's agreements herein are irrevocable.

     4. Arbitration. Any dispute arising between the parties under this Agreement, including but not limited to those pertaining to the formation, validity, interpretation, effect or alleged breach of this Agreement, will be submitted for binding arbitration to the American Arbitration Association in New York, New York before a panel of three arbitrators, provided the Undersigned shall be entitled to select one arbitrator, the Company shall be entitled to select one arbitrator and the third arbitrator shall be selected by mutual agreement of the parties, provided, further, if the parties cannot agree on the third arbitrator, such arbitrator shall be selected by the other two arbitrators. Each party shall pay the fees of their respective attorneys, the expenses of their witnesses and any other expenses connected with presenting their claim. Other costs of the arbitration, including the fees of the arbitrator, cost of any record or transcript of the arbitration, administrative fees, and other fees and costs shall be borne equally by the parties.

     5.   Miscellaneous.

          (a) At any time, and from time to time, after the signing of this Agreement, the Undersigned will execute such additional instruments and take such action as may be reasonably requested by the Company to carry out the intent and purposes of this Agreement.

          (b) This Agreement shall be governed, construed and enforced in accordance with the laws of the State of New York, except to the extent that the securities laws of the State in which the Undersigned resides and federal securities laws may apply.

          (c) This Agreement contains the entire agreement of the Undersigned with respect to the subject matter hereof.

          (d) This Agreement shall be binding upon the Undersigned, his legal representatives, successors and assigns.

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


     IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have executed this Agreement as of the day and year first above written.



                                      /s/ David Salav
                                      Name: David Salav



                                      VIZACOM INC.

                                      By:    /s/ Mark E. Leininger
                                      Name:  Mark E. Leininger
                                      Title: President & Chief Executive Officer

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